UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

Box, Inc.

(Name of Registrant as Specified In Its Charter)

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Starboard Myths	Box Facts
Starboard claims Box wants to preserve status quo

Box Board has acknowledged change was needed and change agents are already on the Board

✓    Company reshaped Board with seven new directors in past three years and four since 2019, including adding two (20% of Board) in March 2020 who were approved by Starboard

✓    Operating Committee formed in connection with March 2020 Starboard settlement which includes both Starboard-approved directors; due to its effectiveness, Board proactively maintained Committee after expiration of Starboard standstill

✓    Box is delivering improved operating and financial performance, including reacceleration of revenue growth, with sustained momentum across business

✓    Company is executing go-forward strategy alongside world-class partner in KKR, following multi-month comprehensive review of strategic options

✓    Board proactively enhanced corporate governance and compensation practices with Starboard-approved directors as Chair of Board, Chairs of Audit and Compensation committees

Starboard claims it is open to working constructively with Box to create long-term value for stockholders

Starboard’s public posture continues to disavow Mr. Feld’s private communications to Box Board

✓    Mr. Feld abruptly withdrew support after previously supporting the company’s strategy and thereafter repeatedly made demands to sell Box or fire company’s CEO, or else Box would face a proxy contest

✓    While Box has been reaccelerating revenue growth, improving operating margin and meeting or beating stated financial targets, Mr. Feld consistently demonstrated to Board an inability to have constructive dialogue regarding potential value creation paths

Starboard claims it will not use a board seat to seek to fire Box’s CEO

Starboard has consistently insisted on firing Box’s CEO in absence of sale of Box

✓    On January 15, 2021, Mr. Feld stated that if Box did not sell itself and maintained the status quo, then it must replace its CEO or otherwise face a proxy contest to remove the CEO, who “won’t survive”

✓    Mr. Feld repeatedly called for firing the company's CEO in conversations with Box directors; Mr. Feld maintained his demands during period when business is regaining momentum and stock price is outperforming software and SaaS peers

✓    Based on Box’s Board’s interactions with Mr. Feld, Board believes Mr. Feld has pre-judged the situation and is not open to alternative paths to create value other than selling the company or firing the CEO

Starboard Myths	Box Facts
Starboard claims Box’s operating and financial performance has been poor, resulting in poor stock price performance that lags peers and broader software market

Box is in strongest financial position in its history and improving operating and financial performance is reflected in recent stock price performance

✓    Box has generated TSR of 104% and outperformed SaaS peer set since Starboard settlement in March 2020[1]

✓    Company is one of top ten performing software company stocks to date in 2021[2]

✓    Momentum accelerating, as evidenced by strong preliminary fiscal second quarter 2022 financial results and third quarter 2022 guidance, and raised fiscal year 2022 guidance[3]

Starboard claims it never demanded Box sell company for a price in “low twenties”

Starboard made two distinct demands regarding a sale of the company

✓    Mr. Feld demanded that Box sell itself, which he repeated multiple times in conversations with Box directors

✓    Mr. Feld also indicated that a price in the low twenties would be acceptable for a sale of the company

✓    On February 3, 2021 Mr. Feld stated that market-based premium of 20% to 40% would be acceptable for sale of company; closing price of $18.41 per share – a 20% premium equated to price of approximately $22.10

✓    On March 18, 2021 Mr. Feld conveyed his belief that then-current stock price was elevated due to takeover speculation and that he did not want recent run-up in the stock to block takeover transaction that was at a low premium to current stock price; closing price of $21.10 per share

✓    Meanwhile, KKR-led investment came in at $27 per share conversion price, 47% premium to 1-year average stock price, allowing stockholders to sell stock at materially higher price than sale of Box in low twenties

1 Data as of August 17, 2021

2 Based on the year-to-date share price performance of approximately 100 software companies

3 Reported on August 12, 2021

Starboard Myths	Box Facts
Starboard claims the KKR-led investment did not have a clear business purpose and was dilutive to stockholders due to “failed” tender offer

Board has been consistent regarding purpose and benefits of KKR-led investment

✓    Box Board completed its strategic review process following Starboard demand to conduct review

✓    Board was open minded in evaluating all options to maximize value, initially focusing on a full sale of Box, while also considering no transaction at all

✓    KKR as a partner, including addition of John Park to Board, brings substantial operational, strategic and financial expertise in enterprise software and access to KKR’s network to scale operations, M&A and growth

✓    KKR signed NDA and reviewed Box’s operations and strategic plan resulting in desire to make long-term investment; Starboard, however, refused to sign NDA to provide access to same information, all the while making an unsolicited private request to participate in the same investment

✓    Transaction allowed stockholders to choose to either sell stock at $25.75, a materially higher price than sale of Box in low twenties, or participate in additional upside potential

✓    KKR-led investment is important endorsement of Box’s path forward and signals confidence in its belief of potential stock price appreciation beyond $27 per share, which the company believes is material factor in Box’s recent stock price performance

✓    Far from indicating “failure”, the tender offer’s undersubscription implies that substantial portion of stockholders have conviction that Box’s stock price will exceed $25.75 tender price

✓    Box continues to repurchase shares with remaining proceeds from investment, and already repurchased $63.5 million, in addition to $238.2 million repurchased in tender offer[4]

4 As of August 17, 2021

Starboard Myths	Box Facts
Starboard claims KKR chose to syndicate transaction because it does not believe in upside opportunity at Box, and Board only approved structure to “buy the vote”

KKR was purposeful in providing its endorsement of Box’s path by leading $500m investment; Box achieved the business’ necessary strategic and financial goals of transaction as finally structured

✓    KKR led investment, solely negotiated terms with Box, and was contractually committed to purchase entire $500m at close, an amount which would permit full $500m tender offer Box planned to offer stockholders

✓    As an engaged investor with a point of view and a long history of value creation, KKR’s decision to invest in Box through a preferred stock investment is an endorsement of Box’s path forward

✓    Structure of preferred stock investment, including voting on as converted basis with common stock, is common amongst these investments

✓    KKR frequently invites high-quality partners to participate alongside it in its transactions and is fully committed to generating returns for itself and its partners

✓    Appointment to the Board of John Park, KKR’s Head of Americas Technology Private Equity, demonstrates KKR’s commitment to its investment in Box

✓    KKR-led investment of this magnitude, regardless of final holding, provided partnership and operational, strategic and financial expertise, as well as access to KKR’s network, that was critical component of decision to pursue transaction

Starboard claims convertible debt financing was unnecessary because Box did not engage in significant M&A transactions

Box raised this capital to pursue specific, identified M&A opportunities

✓    Company completed zero percent coupon financing opportunistically to take advantage of market dynamics in support of long-term growth strategy

✓    Company completed two acquisitions and intends to deploy remainder on opportunistic M&A

Starboard claims Box enhancements to corporate governance and compensation structure are reactionary and continued pressure is needed

Starboard-approved directors have been leading change on Box Board over past year

✓    Board proactively appointed Bethany Mayer as Chair of Compensation Committee and Jack Lazar as Chair of Audit Committee, then separated Chair & CEO roles with Ms. Mayer assuming role of Chair, and made numerous other governance enhancements over past 18 months

✓    Board has taken deliberate, measured approach to compensation and, in particular, is keenly focused on reducing equity burn rate; has already reduced net burn rate for fiscal year ended January 31, 2021 to 4.1%, down from 5.4% in the prior year

✓    Board continues to evolve governance and compensation program to incorporate stockholder feedback

Starboard Myths	Box Facts
Starboard claims Box’s Board extended the nomination deadline as an orchestrated legal maneuver to extend standstill and disenfranchise Starboard

Timing of nomination deadline was driven by strategic review process

✓    Despite Starboard’s protests, automatic extension of standstill would only have prejudiced Starboard if its plan were to launch a proxy contest or take other aggressive actions immediately after standstill expired in late March (without knowing result of strategic review) rather than closer to nomination deadline, which is when Starboard actually launched its proxy contest

✓    Board wanted to allow for possibility of concluding strategic review and announcing result prior to the nomination deadline

✓    At time of extension, Board determined that by deferring nomination deadline by four weeks, it would be better positioned to maximize value by completing a comprehensive strategic review

✓    Terms of standstill, including any extensions, were negotiated and agreed upon by both parties as part of 2020 standstill agreement; Box acted in accordance with this agreement

✓    While nomination window extended by four weeks, standstill only extended by two weeks, which provided Starboard an additional two weeks between expiration of standstill and nomination deadline to decide whether to run a proxy contest

Forward-Looking Statements

This communication contains forward-looking statements that involve risks, uncertainties, and assumptions, which may include statements regarding Box’s expected revenues, GAAP and non-GAAP operating margins, and other stated financial targets for future periods; the rate and continuation of revenue growth acceleration; engaging in opportunistic M&A transactions; its equity burn rate and changes to its compensation program; and any potential repurchase of shares of Box common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the per share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this communication, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID 19 pandemic; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements and integrations, new features, integrations and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third party partnerships; (9) the potential impact of shareholder activism on Box’s business and operations; and (10) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, although the preliminary financial results referenced in this communication have been prepared on a consistent basis with prior periods, these preliminary estimates are based solely upon information available to management as of the date of this communication. Box is completing its financial closing procedures for the three months ended July 31, 2021, and the preliminary financial results referenced in this communication could differ materially from the amounts that Box ultimately reports on August 25, 2021 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021. Further information on these and other factors that could affect the forward-looking statements we make in this communication can be found in the documents that we file with or furnish to the US Securities and Exchange Commission, including Box’s most recent Quarterly Report on Form 10 Q filed for the fiscal quarter ended April 30, 2021. These statements are based on estimates and information available to us at the time of this communication and are no guarantees of future performance. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Important Additional Information and Where to Find It

Box has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”), an accompanying BLUE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from Box stockholders for Box’s 2021 Annual Meeting of Stockholders. BOX STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ BOX’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying BLUE proxy card, any amendments or supplements to the Proxy Statement and other documents that Box files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of Box’s Investor Relations website at www.boxinvestorrelations.com or by contacting Box’s Investor Relations department at ir@box.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.